EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-3 of our report dated February 15, 1996, except for Notes 3 and 12, for which the date is February 23, 1996, on our audits of the consolidated financial statements of BDM International, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                               COOPERS & LYBRAND L.L.P.

Washington, DC
March 19, 1996